Exhibit 99.1

Q2 2025 Results: Lesaka beats profitability guidance for Q2 2025, reaffirms FY2025 guidance and sets FY2026 profitability guidance

JOHANNESBURG, February 5, 2025 - Lesaka Technologies, Inc. (Nasdaq: LSAK; JSE: LSK) today released results for the second quarter of fiscal 2025 ("Q2 2025").

Q2 2025 performance:

  Revenue of $146.8 million (ZAR 2.6 billion) was at the upper end of our Revenue guidance and compares to $143.9 million (ZAR 2.7 billion) in Q2 2024.
  Net Revenue (a non-GAAP measure) of $77.1 million (ZAR 1.4 billion) was at the upper end of our Net Revenue guidance increasing 42% in ZAR, from $51.7 million (ZAR 968.7 million) in Q2 2024.
  Operating income of $0.8 million (ZAR 14.2 million) was lower than operating income of $2.3 million (ZAR 42.5 million) in Q2 2024.
  Net loss, including a tax adjusted $26.6 million (ZAR 485.6 million) non-operating, non-cash, change in fair value of Mobikwik (a non-core asset), increased to $32.1 million (ZAR 583.7 million) compared to a net loss of $2.7 million (ZAR 50.8 million) in Q2 2024.
  GAAP loss per share increased to $0.40 (ZAR 7.32) from $0.04 (ZAR 0.79) in Q2 2024.
  Group Adjusted EBITDA (a non-GAAP measure) of $11.8 million (ZAR 211.8 million) improved 26% in ZAR from $9.0 million (ZAR 167.8 million) in Q2 2024, exceeding guidance provided
  Fundamental earnings per share (a non-GAAP measure) of $0.01 (ZAR 0.29) improved by 12% in ZAR, from $0.01 (ZAR 0.26) in Q2 2024.
  Merchant Division Revenue decreased 5% in ZAR to $115.8 million (ZAR 2.1 billion), Net Revenue increased 68% in ZAR to $47.7 million (ZAR 854.5 million) and Segment Adjusted EBITDA increased by 32% in ZAR, to $10.3 million (ZAR 185.1 million).
  Consumer Division Revenue and Net Revenue increased 31% in ZAR to $22.9 million (ZAR 410.7 million) and Segment Adjusted EBITDA increased 61% in ZAR, to $4.3 million (ZAR 77.5 million).

(1) Average exchange rates applicable for the quarter: ZAR 17.85 to $1 for Q2 2025, ZAR 18.71 to $1 for Q2 2024. The ZAR strengthened 4.6% against the U.S. dollar during Q2 2025 when compared to Q2 2024.

Commenting on the results, Lesaka Chairman Ali Mazanderani said, "I am pleased that we exceeded our Group Adjusted EBITDA guidance for the quarter and can re-affirm our FY2025 guidance. We have now delivered on our profitability guidance for ten successive quarters.  Our Group Adjusted EBITDA guidance of ZAR 1.25 billion to ZAR 1.45 billion for FY2026 demonstrates our continued confidence in the Lesaka platform's scalability."

Outlook: Third Quarter 2025 ("Q3 2025"), reaffirming Full Fiscal Year 2025 ("FY 2025") and Group Adjusted EBITDA guidance for Full Fiscal Year 2026 ("FY 2026")

While we report our financial results in USD, we measure our operating performance in ZAR, and as such we provide our guidance accordingly.

For Q3 2025, the quarter ending March 31, 2025 we expect:

  Revenue between ZAR 2.4 billion and ZAR 2.6 billion.
  Net Revenue between ZAR 1.3 billion and ZAR 1.5 billion.
  Group Adjusted EBITDA between ZAR 230 million and ZAR 260 million.

For FY2025, the year ending June 30, 2025, we expect:

  Revenue between ZAR 10.0 billion and ZAR 11.0 billion.
  Net Revenue between ZAR 5.2 billion and ZAR 5.6 billion.
  Group Adjusted EBITDA between ZAR 900 million and ZAR 1 billion

Our FY2025 outlook provided:

  Includes the impact of the acquisition of Adumo, which closed in October 2024 (in Q2 2025).
  Includes the impact of the acquisition of Recharger, which we expect to close in Q3 2025.
  Excludes the impact of unannounced mergers and acquisitions that we may conclude.

For FY2026, the year ending June 30, 2026, we expect:

For the year ending June 30, 2026, we expect Group Adjusted EBITDA between ZAR 1.25 billion and ZAR 1.45 billion. This includes the impact of Recharger for 12 months in FY2026 and excludes the impact of unannounced mergers and acquisitions that we may conclude.

Management has provided its outlook regarding Net Revenue and Group Adjusted EBITDA, which are non-GAAP financial measures and excludes certain revenue and charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Earnings Presentation for Q2 2025 Results

Our earnings presentation will be posted to the Investor Relations page of our website prior to our earnings call.

Webcast and Conference Call

Lesaka will host a webcast and conference call to review results on February 6, 2025, at 8:00 a.m. Eastern Time which is 3:00 p.m. South Africa Standard Time ("SAST"). A replay of the results presentation webcast will be available on the Lesaka investor relations website following the conclusion of the live event.

Presentation webcast via Zoom:

Link to access the results webcast: https://bit.ly/3VzfPjT

Participants using the webcast will be able to ask questions by raising their hand and then asking the question "live."

Conference call dial-in:

  US Toll-Free:  +1 564 217 2000 or +1 646 931 3860
  South Africa Toll-Free: +27 21 426 8190 or +27 87 551 7702 or +27 87 550 3946

Participants using the conference call dial-in will be unable to ask questions.

A replay of the results presentation webcast will be available on the Lesaka investor relations website following the conclusion of the live event.

Our Form 10-Q for the quarter ended December 31, 2024, as filed with the SEC, is available on our company website at www.lesakatech.com.

Use of Non-GAAP Measures

U.S. securities laws require that when we publish any non-GAAP measures, we disclose the reason for using these non-GAAP measures and provide reconciliations to the most directly comparable GAAP measures. The presentation of Group Adjusted EBITDA, Group Adjusted EBITDA margin, Net Revenue, fundamental net (loss) income, fundamental (loss) earnings per share, and headline (loss) earnings per share are non-GAAP measures. Refer to Attachment A for a reconciliation of these non-GAAP measures.

Non-GAAP Measures

Group adjusted EBITDA

Group Adjusted EBITDA is net loss before interest, taxes, depreciation and amortization, adjusted for non-operational transactions (including loss on disposal of equity-accounted investments), loss from equity-accounted investments, stock-based compensation charges and once-off items. Once-off items represent non-recurring expense items, including costs related to acquisitions and transactions consummated or ultimately not pursued. Group Adjusted EBITDA margin is Group Adjusted EBITDA divided by revenue.

Net Revenue

We generate revenue from the provision of transaction-processing services through our various platforms and service offerings. We use these platforms to (a) sell prepaid airtime vouchers ("Pinned Airtime") which was held as inventory, and (b) distribute pre-paid solutions including prepaid airtime vouchers (which we do not hold as inventory) ("Pinless Airtime"), prepaid electricity, gaming vouchers, and other products, to users of our platforms. We act as a principal when we sell Pinned Airtime that were held as inventory and record revenue and cost of sales on a gross basis when sold. We act as an agent in a transaction when we provide pre-paid solutions through our various platforms and services offerings because we do not control the good or service to be provided and we recognize revenue based on the amount that we are contractually entitled to receive for performing the distribution service on behalf of our customers using our platform. Our revenue under GAAP can fluctuate materially due to changes in the revenue mix between these revenue categories. Net Revenue is a non-GAAP measure and is calculated as revenue presented under GAAP less (i) the cost of Pinned Airtime sold by us, and (ii) commissions paid to third parties selling all other agency-based pre-paid solutions (including Pinless Airtime, electricity and other products) provided through our distribution channels. We believe that the use of Net Revenue is meaningful to users of financial information because it seeks to eliminate the impact of the change in the revenue mix from the revenue categories over the periods presented.

Fundamental net earnings (loss) and fundamental earnings (loss) per share

Fundamental net earnings (loss) and earnings (loss) per share is GAAP net loss and loss per share adjusted for the amortization of acquisition-related intangible assets (net of deferred taxes), stock-based compensation charges, and unusual non-recurring items, including costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net loss and loss per share for fiscal 2025 also includes adjustments related to changes in the fair value of equity securities (net of deferred tax), loss on disposal of equity-accounted investments and intangible asset amortization, net related to non-controlling interests.

Fundamental net earnings (loss) and earnings (loss) per share for fiscal 2024 also includes an impairment loss related to an equity-accounted investment, and a reversal of allowance for doubtful loan receivable.

Management believes that the Group Adjusted EBITDA, fundamental net earnings (loss) and fundamental earnings (loss) per share metrics enhance its own evaluation, as well as an investor's understanding, of our financial performance. Attachment A presents the reconciliation between GAAP net loss attributable to Lesaka and these non-GAAP measures.

Headline (loss) earnings per share ("H(L)EPS")

The inclusion of H(L)EPS in this press release is a requirement of our listing on the JSE. H(L)EPS basic and diluted is calculated using net (loss) income which has been determined based on GAAP. Accordingly, this may differ to the headline (loss) earnings per share calculation of other companies listed on the JSE as these companies may report their financial results under a different financial reporting framework, including but not limited to, International Financial Reporting Standards.

H(L)EPS basic and diluted is calculated as GAAP net (loss) income adjusted for the impairment losses related to our equity-accounted investments and (profit) loss on sale of property, plant and equipment. Attachment C presents the reconciliation between our net (loss) income used to calculate (loss) earnings per share basic and diluted and H(L)EPS basic and diluted and the calculation of the denominator for headline diluted (loss) earnings per share.

About Lesaka (www.lesakatech.com)

Lesaka Technologies, (Lesaka™) is a South African Fintech company driven by a purpose to provide financial services and software to Southern Africa's underserviced consumers (B2C) and merchants (B2B), improving people's lives and increasing financial inclusion in the markets in which we operate. We offer a wide range of integrated payment solutions including transactional accounts (banking), lending, insurance, payouts, cash management solutions, card acceptance, supplier payments, software services and bill payments. By providing a full-service fintech platform in our connected ecosystem, we facilitate the digitization of commerce in our markets.

Lesaka has a primary listing on NASDAQ (NasdaqGS: LSAK) and a secondary listing on the Johannesburg Stock Exchange (JSE: LSK). Visit www.lesakatech.com for additional information about Lesaka Technologies (Lesaka ™).

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "could," "would," "may," "will," "intends," "outlook," "focus," "seek," "potential," "mission," "continue," "goal," "target," "objective," derivations thereof, and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. In this press release, statements relating to future financial results and future financing and business opportunities are forward-looking statements. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in our Form 10-K for the fiscal year ended June 30, 2024, and our Form 10-Q for the quarterly period ended December 31, 2024, as filed with the SEC, as well as other documents we have filed or will file with the SEC. With respect to our proposed acquisition of Recharger, additional factors that could cause actual results to differ materially from those indicated or implied by the forward-looking statements include, among others: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the share purchase agreement relating to the proposed acquisition; (2) the ability to satisfy all conditions to completion of the proposed acquisition, including obtaining regulatory approvals; (3) unexpected costs, charges or expenses resulting from the transaction; (4) the disruption of management's attention from our ongoing business operations due to the proposed acquisition; (5) changes in the financial condition of the markets that Recharger serves; (6) risks associated with Recharger's product and service offerings or its results of operation; (7) the challenges, risks and costs involved with integrating the operations of Recharger with ours; and (8) our ability to realize the anticipated benefits of the proposed acquisition. We assume no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

Investor Relations and Media Relations Contacts:

Phillipe Welthagen

Email: phillipe.welthagen@lesakatech.com

Mobile: +27 84 512 5393

Media Relations Contact:

Ian Harrison

Email: Ian@thenielsennetwork.com

Lesaka Technologies, Inc.

Attachment A

Reconciliation of GAAP loss attributable to Lesaka to Group Adjusted EBITDA loss:

Three and six months ended December 31, 2024 and 2023, and three months ended September 30, 2024

	Three months ended			Six months ended
	December 31,		Sept 30,	December 31,
	2024	2023	2024	2024	2023
Loss attributable to Lesaka - GAAP	$(32,134)	$(2,707)	$(4,542)	$(36,676)	$(8,358)
Less net income attributable to noncontrolling interest	(28)	-	-	(28)	-
Net loss	(32,106)	(2,707)	(4,542)	(36,648)	(8,358)
Loss from equity accounted investments	(50)	(43)	(27)	(77)	1,362
Net loss before (earnings) loss from equity-accounted investments	(32,156)	(2,750)	(4,569)	(36,725)	(6,996)
Income tax (benefit) expense	(6,412)	686	78	(6,334)	950
Loss before income tax expense	(38,568)	(2,064)	(4,491)	(43,059)	(6,046)
Reversal of allowance for doubtful EMI loans receivable	-	-	-	-	(250)
Change in fair value in equity securities	33,731	-	-	33,731	-
Net (gain) loss on disposal of equity-accounted investment	161	-	-	161	-
Unrealized (gain) loss FV for currency adjustments	435	(122)	(219)	216	(20)
Operating income/(loss) after PPA amortization and net interest (non-GAAP)	(4,241)	(2,186)	(4,710)	(8,951)	(6,316)
PPA amortization (amortization of acquired intangible assets)	4,867	3,592	3,747	8,614	7,200
Operating income/(loss) before PPA amortization after net interest (non-GAAP)	626	1,406	(963)	(337)	884
Interest expense	6,174	4,822	5,032	11,206	9,731
Interest income	(721)	(485)	(586)	(1,307)	(934)
Operating income/(loss) before PPA amortization and net interest (non-GAAP)	6,079	5,743	3,483	9,562	9,681
Depreciation (excluding amortization of intangibles)	3,356	2,221	2,529	5,885	4,469
Interest adjustment	(757)	-	(831)	(1,588)	-
Stock-based compensation charges	2,644	1,804	2,377	5,021	3,563
Once-off items (refer below)	488	(816)	1,805	2,293	(738)
Group Adjusted EBITDA - Non-GAAP	$11,810	$8,952	$9,363	$21,173	$16,975

	Three months ended			Six months ended
	December 31,		Sep 30,	December 31,
	2024	2023	2024	2024	2023
Once-off items comprises:
Transaction costs	$684	$102	$103	$787	$180
Transaction costs related to Adumo acquisition	-	34	1,702	1,702	34
Indirect taxes provision	(196)	-	-	(196)	-
Income recognized incurred related to closure of legacy businesses	-	(952)	-	-	(952)
	$488	$(816)	$1,805	$2,293	$(738)

Once-off items are non-recurring in nature, however, certain items may be reported in multiple quarters. For instance, transaction costs include costs incurred related to acquisitions and transactions consummated or ultimately not pursued. The transactions can span multiple quarters, for instance in fiscal 2025 we incurred significant transaction costs related to the acquisition of Adumo over a number of quarters, and the transactions are generally non-recurring.

Indirect tax provision release relates to the reversal of a non-recurring indirect tax provision created in fiscal 2023 which was resolved in fiscal 2025 following settlement of the matter with the tax authority. Income recognized related to closure of legacy businesses represents (i) gains recognized related to the release of the foreign currency translation reserve on deconsolidation of a subsidiaries and (ii) costs incurred related to subsidiaries which we are in the process of deregistering/ liquidation and therefore we consider these costs non-operational and ad hoc in nature.

Year ended June 30, 2024 and 2023

	Year ended
	June 30,
	2024	2023
Loss attributable to Lesaka - GAAP	$(17,440)	$(35,074)
Loss from equity accounted investments	1,279	5,117
Net loss before (earnings) loss from equity-accounted investments	(16,161)	(29,957)
Income tax (benefit) expense	3,363	(2,309)
Loss before income tax expense	(12,798)	(32,266)
Reversal of allowance for doubtful EMI loans receivable	(250)	-
Net (gain) loss on disposal of equity-accounted investment	-	205
Impairment loss	-	7,039
Unrealized (gain) loss FV for currency adjustments	(83)	222
Operating income (loss) after PPA amortization and net interest (non-GAAP)	(13,131)	(24,800)
PPA amortization (amortization of acquired intangible assets)	14,419	15,149
Operating income (loss) before PPA amortization after net interest (non-GAAP)	1,288	(9,651)
Interest expense	18,932	18,567
Interest income	(2,294)	(1,853)
Operating income (loss) before PPA amortization and net interest (non-GAAP)	17,926	7,063
Depreciation (excluding amortization of intangibles)	9,246	8,536
Stock-based compensation charges	7,911	7,309
Once-off items (refer below)	1,853	1,922
Group Adjusted EBITDA - Non-GAAP	$36,936	$24,830

	Year ended
	June 30,
	2024	2023
Once-off items comprises:
Transaction costs	$512	$850
Transaction costs related to Adumo acquisition	2,293	-
(Income recognized) Expenses incurred related to closure of legacy businesses	(952)	639
Non-recurring revenue not allocated to segments	-	(1,469)
Employee misappropriation of company funds	-	1,202
Separation of employee expense	-	262
Indirect taxes provision	-	438
	$1,853	$1,922

Once-off items are non-recurring in nature, however, certain items may be reported in multiple quarters. For instance, transaction costs include costs incurred related to acquisitions and transactions consummated or ultimately not pursued. The transactions can span multiple quarters, for instance in fiscal 2024 we incurred significant transaction costs related to the acquisition of adumo over a number of quarters, and the transactions are generally non-recurring.

(Income recognized) Expenses incurred related to closure of legacy businesses represents (i) gains recognized related to the release of the foreign currency translation reserve on deconsolidation of a subsidiaries and (ii) costs incurred related to subsidiaries which we are in the process of deregistering/ liquidation and therefore we consider these costs non-operational and ad hoc in nature. Non-recurring revenue not allocated to segments includes once off revenue recognized that we believe does not relate to either our Merchant or Consumer divisions. Employee misappropriation of company funds represents a once-off loss incurred. Indirect tax provision includes non-recurring indirect taxes which have been provided related to prior periods following an on-going investigation from a tax authority. We incurred separation costs related to the termination of certain senior-level employees, including an executive officer and senior managers, during the fiscal year and we consider these specific terminations to be of a non-recurring nature. The legacy processing adjustments represents amounts we identified during fiscal 2022 related to prior periods that are payable to third parties.

Reconciliation of revenue under GAAP to Net Revenue:

Three and six months ended December 31, 2024 and 2023, and three months ended September 30, 2024

	Three months ended			Six months ended
	December 31,		Sep 30,	December 31,
	2024	2023	2024	2024	2023
Revenue - GAAP	$146,818	$143,893	$145,546	$292,364	$279,982
Cost of prepaid airtime vouchers sold by us & commissions paid to third parties selling all other agency-based products	(69,758)	(92,163)	(86,737)	(156,495)	(179,489)
Net Revenue (non-GAAP)	$77,060	$51,730	$58,809	$135,869	$100,493
Net Revenue / revenue	52%	36%	40%	46%	36%

Merchant revenue - GAAP	$115,811	$117,182	$115,630	$231,441	$229,243
Cost of prepaid airtime vouchers sold by us & commissions paid to third parties selling all other agency-based products	(68,097)	(89,968)	(85,173)	(153,270)	(175,281)
Merchant Net Revenue (non-GAAP)	$47,714	$27,214	$30,457	$78,171	$53,962

Reconciliation of GAAP net loss and loss per share, basic, to fundamental net earnings (loss) and earnings (loss) per share, basic:

Three months ended December 31, 2024 and 2023

	Net (loss) income (USD '000)		(L)PS, basic (USD)		Net (loss) income (ZAR '000)		(L)PS, basic (ZAR)
	2024	2023	2024	2023	2024	2023	2024	2023
GAAP	(32,134)	(2,707)	(0.40)	(0.04)	(583,694)	(50,819)	(7.32)	(0.79)
Change in fair value of equity securities, net	26,647	-			485,621	-
Intangible asset amortization, net	3,553	2,624			63,495	49,104
Stock-based compensation charge	2,644	1,804			47,400	33,810
Transaction costs	684	136			12,330	2,556
Indirect taxes provision release	(196)	-			(3,508)	-
Net loss on disposal of equity-accounted investments	(161)	-			2,886	-
Amortization, net related to non-controlling interest	(84)	-			(1,503)	-
Non core international - unrealized currency loss	-	(952)			-	(17,648)
Fundamental	953	905	0.01	0.01	23,027	17,003	0.29	0.26

Six months ended December 31, 2024 and 2023

	Net (loss) income (USD '000)		(L) EPS, basic (USD)		Net (loss) income (ZAR '000)		(L)EPS, basic (ZAR)
	2024	2023	2024	2023	2024	2023	2024	2023
GAAP	(36,676)	(8,358)	(0.46)	(0.13)	(664,717)	(156,454)	(8.29)	(2.43)
Change in fair value of equity securities, net	26,647	-			485,621	-
Stock-based compensation charge	5,021	3,563			90,091	66,607
Intangible asset amortization, net	6,288	5,249			112,668	98,208
Transaction costs	2,489	214			44,158	4,021
Indirect taxes provision release	(196)	-			(3,508)	-
Net loss on disposal of equity- accounted investments	161	-			2,886	-
Intangible asset amortization, net related to non-controlling interest	(84)	-			(1,503)	-
Impairment of equity method investments	-	1,167			-	22,084
Non core international - unrealized currency (gain) loss	-	(952)			-	(17,648)
Allowance for doubtful EMI loans receivable	-	(250)			-	(4,741)
Fundamental	3,650	633	0.05	0.01	65,696	12,077	0.82	0.19

Attachment B

Unaudited Condensed Consolidated Financial Statements

LESAKA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Operations

	Unaudited		Unaudited
	Three months ended		Six months ended
	December 31,		December 31,
	2024	2023	2024	2023
	(In thousands)		(In thousands)
REVENUE	$146,818	$143,893	$292,364	$279,982

EXPENSE
Cost of goods sold, IT processing, servicing and support	101,298	114,266	212,185	221,756
Selling, general and administration	36,520	21,507	63,246	44,022
Depreciation and amortization	8,223	5,813	14,499	11,669
Transaction costs related to Adumo acquisition	-	34	1,702	34

OPERATING (LOSS) INCOME	777	2,273	732	2,501

CHANGE IN FAIR VALUE OF EQUITY SECURITIES	(33,731)	-	(33,731)	-

REVERSAL OF ALLOWANCE FOR DOUBTFUL EMI LOAN RECEIVABLE	-	-	-	250
LOSS ON DISPOSAL OF EQUITY-ACCOUNTED INVESTMENT	161	-	161	-

INTEREST INCOME	721	485	1,307	934

INTEREST EXPENSE	6,174	4,822	11,206	9,731

LOSS BEFORE INCOME TAX (BENEFIT) EXPENSE	(38,568)	(2,064)	(43,059)	(6,046)

INCOME TAX (BENEFIT) EXPENSE	(6,412)	686	(6,334)	950

NET LOSS BEFORE EARNINGS (LOSS) FROM EQUITY-ACCOUNTED INVESTMENTS	(32,156)	(2,750)	(36,725)	(6,996)

EARNINGS (LOSS) FROM EQUITY-ACCOUNTED INVESTMENTS	50	43	77	(1,362)

NET LOSS	(32,106)	(2,707)	(36,648)	(8,358)

(ADD) LESS NET (LOSS) INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	28	-	28	-

NET LOSS ATTRIBUTABLE TO LESAKA	$(32,134)	$(2,707)	$(36,676)	$(8,358)

Net loss per share, in United States dollars:
Basic loss attributable to Lesaka shareholders	$(0.40)	$(0.04)	$(0.51)	$(0.13)
Diluted loss attributable to Lesaka shareholders	$(0.40)	$(0.04)	$(0.51)	$(0.13)

LESAKA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

	Unaudited		Unaudited
	Three months ended		Six months ended
	December 31,		December 31,
	2024	2023	2024	2023
	(In thousands)		(In thousands)
Cash flows from operating activities
Net loss	$(32,106)	$(2,707)	$(36,648)	$(8,358)
Depreciation and amortization	8,223	5,813	14,499	11,669
Movement in allowance for doubtful accounts receivable and finance loans receivable	2,521	1,164	4,020	2,689
Movement in interest payable	1,864	(1,573)	3,557	191
Fair value adjustment related to financial liabilities	(454)	(836)	(264)	(870)
Loss on disposal of equity-accounted investments	161	-	161	-
(Gain) Loss from equity-accounted investments	(50)	(43)	(77)	1,362
Reversal of allowance for doubtful loans receivable	-	-	-	(250)
Change in fair value of equity securities	33,731	-	33,731	-
Profit on disposal of property, plant and equipment	(14)	(163)	(41)	(199)
Facility fee amortized	68	89	137	316
Stock-based compensation charge	2,644	1,804	5,021	3,563
Dividends received from equity accounted investments	65	54	65	54
Increase in accounts receivable and other receivables	(11,988)	(13,157)	(4,295)	(15,502)
Increase in finance loans receivable	(8,325)	(2,889)	(9,915)	(3,377)
(Increase) Decrease in inventory	(4,560)	985	(5,449)	506
Increase (Decrease) in accounts payable and other payables	8,135	13,728	(9,042)	14,103
(Decrease) Increase in taxes payable	(153)	(654)	612	(346)
Decrease in deferred taxes	(8,928)	(1,032)	(9,374)	(1,594)
Net cash provided by (used in) operating activities	(9,166)	583	(13,302)	3,957

Cash flows from investing activities
Capital expenditures	(6,318)	(2,198)	(10,283)	(5,007)
Proceeds from disposal of property, plant and equipment	475	436	1,325	720
Acquisition of intangible assets	(428)	(47)	(601)	(182)
Acquisitions, net of cash acquired	(3,957)	-	(3,957)	-
Proceeds from disposal of equity-accounted investment	-	3,508	-	3,508
Repayment of loans by equity-accounted investments	-	250	-	250
Net change in settlement assets	(1,266)	(43)	2,304	(11,280)
Net cash (used in) provided by investing activities	(11,494)	1,906	(11,212)	(11,991)

Cash flows from financing activities
Proceeds from bank overdraft	48,855	69,012	72,748	128,586
Repayment of bank overdraft	(4,512)	(66,048)	(35,540)	(128,841)
Long-term borrowings utilized	12,903	8,557	13,677	11,028
Repayment of long-term borrowings	(8,322)	(3,184)	(13,794)	(5,813)
Acquisition of treasury stock	(12,586)	(198)	(12,586)	(198)
Proceeds from issue of shares	51	2	51	23
Guarantee fee	(431)	-	(431)	-
Dividends paid to non-controlling interest	(301)	-	(301)	-
Net change in settlement obligations	1,209	197	(2,439)	10,893
Net cash provided by financing activities	36,866	8,338	21,385	15,678

Effect of exchange rate changes on cash	(5,278)	2,005	(2,052)	1,562
Net increase (decrease) in cash, cash equivalents and restricted cash	10,928	12,832	(5,181)	9,206
Cash, cash equivalents and restricted cash - beginning of period	49,809	55,006	65,918	58,632
Cash, cash equivalents and restricted cash - end of period	$60,737	$67,838	$60,737	$67,838

LESAKA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Balance Sheets

	Unaudited	(A)
	December 31,	June 30,
	2024	2024
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$60,625	$59,065
Restricted cash	112	6,853
Accounts receivable, net of allowance of - December: $1,851; June: $1,241 and other receivables	46,203	36,667
Finance loans receivable, net of allowance of - December: $5,488; June: $4,644	49,529	44,058
Inventory	27,346	18,226
Total current assets before settlement assets	183,815	164,869
Settlement assets	27,550	22,827
Total current assets	211,365	187,696
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of - December: $48,124; June: $49,762	42,295	31,936
OPERATING LEASE RIGHT-OF-USE	7,649	7,280
EQUITY-ACCOUNTED INVESTMENTS	181	206
GOODWILL	200,760	138,551
INTANGIBLE ASSETS, net of accumulated amortization of - December: $52,897; June: $46,200	125,964	111,353
DEFERRED INCOME TAXES	6,278	3,446
OTHER LONG-TERM ASSETS, including equity securities	46,082	77,982
TOTAL ASSETS	640,574	558,450

LIABILITIES
CURRENT LIABILITIES
Short-term credit facilities for ATM funding	-	6,737
Short-term credit facilities	51,152	9,351
Accounts payable	16,704	16,674
Other payables	59,416	56,051
Operating lease liability - current	3,257	2,343
Current portion of long-term borrowings	68,300	3,878
Income taxes payable	1,385	654
Total current liabilities before settlement obligations	200,214	95,688
Settlement obligations	26,882	22,358
Total current liabilities	227,096	118,046
DEFERRED INCOME TAXES	36,260	38,128
OPERATING LEASE LIABILITY - LONG TERM	4,819	5,087
LONG-TERM BORROWINGS	80,357	139,308
OTHER LONG-TERM LIABILITIES, including insurance policy liabilities	3,048	2,595
TOTAL LIABILITIES	351,580	303,164
REDEEMABLE COMMON STOCK	88,957	79,429

EQUITY
LESAKA EQUITY:
COMMON STOCK
Authorized: 200,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: December: 80,159,292; June: 64,272,243	101	83
PREFERRED STOCK
Authorized shares: 50,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: December: -; June: -	-	-
ADDITIONAL PAID-IN-CAPITAL	421,950	343,639
TREASURY SHARES, AT COST: December: 28,297,365; June: 25,563,808	(302,319)	(289,733)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(199,969)	(188,355)
RETAINED EARNINGS	273,547	310,223
TOTAL LESAKA EQUITY	193,310	175,857
NON-CONTROLLING INTEREST	6,727	-
TOTAL EQUITY	200,037	175,857

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS' EQUITY	$640,574	$558,450

(A) Derived from audited consolidated financial statements.

Lesaka Technologies, Inc.

Attachment C

Reconciliation of net loss used to calculate loss per share basic and diluted and headline loss per share basic and diluted:

Three months ended December 31, 2024 and 2024

	2024	2023

Net loss (USD'000)	(32,134)	(5,651)
Adjustments:
Net loss on sale of equity-accounted investments	161	-
Profit on sale of property, plant and equipment	(14)	(163)
Tax effects on above	4	44
Net loss used to calculate headline loss (USD'000)	(31,983)	(5,770)
Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	79,753	63,805
Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	79,753	63,805
Headline loss per share:
Basic, in USD	(0.40)	(0.09)
Diluted, in USD	(0.40)	(0.09)

Six months ended December 31, 2024 and 2024

	2024	2023

Net loss (USD'000)	(36,676)	(8,358)
Adjustments:
Impairment of equity method investments	-	1,167
Net gain on sale of equity-accounted investment	161	-
Profit on sale of property, plant and equipment	(41)	(199)
Tax effects on above	11	54
Net loss used to calculate headline loss (USD'000)	(36,545)	(7,336)
Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	72,037	63,134
Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	72,037	63,134
Headline loss per share:
Basic, in USD	(0.51)	(0.12)
Diluted, in USD	(0.51)	(0.12)

Calculation of the denominator for headline diluted loss per share

	Three months ended December 31,		Six months ended December 31,
	2024	2023	2024	2023
Basic weighted-average common shares outstanding and unvested restricted shares expected to vest under GAAP	79,753	63,805	72,037	63,134
Denominator for headline diluted loss per share	79,753	63,805	72,037	63,134

Weighted average number of shares used to calculate headline diluted loss per share represents the denominator for basic weighted-average common shares outstanding and unvested restricted shares expected to vest plus the effect of dilutive securities under GAAP. We use this number of fully diluted shares outstanding to calculate headline diluted loss per share because we do not use the two-class method to calculate headline diluted loss per share.